Exhibit 10-P

                             	DEED OF LEASE




                       	Arundel II L.L.C., Landlord


                     	Ace Hardware Corporation, Tenant




                       Dated:  January _30____, 1998


                       	DEED OF LEASE


THIS DEED OF LEASE ("Lease"),  dated this ___30th______ day of
January, 1998 by and between Arundel II L.L.C., a Delaware limited liability company, ("Landlord") and Ace Hardware Corporation, a _Delaware_______ corporation ("Tenant").

                        	WITNESSETH:

That Landlord, in consideration of the rents and mutual covenants hereinafter set forth, does hereby lease, demise and let unto Tenant, and Tenant does hereby hire and take from Landlord the "Premises" which consists of approximately 57,500 square feet of "net rentable area" (as defined in Section 16.31 below) of the building ("Building") located on that certain property known as Lot 14R, Arundel Crossing Business Park in Anne Arundel County, Maryland. The Premises are more particularly shown on the floor plan attached hereto as Exhibit D, and the Property is more particularly outlined in red on the Site Plan attached hereto as Exhibit A. The Building and the Property are sometimes hereafter referred to as the "Project".

Tenant hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances, covenants, conditions, restrictions and other matters of record as of the date hereof including, without limitation, the Declaration of Covenants, Conditions, Restrictions and of Certain Reciprocal Rights and Easements ("Declaration"). This Lease and the Premises are further subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

TO HAVE AND TO HOLD THE SAME, for a "term" commencing on the earlier to occur of (i) Final Completion of the Premises (as defined in the Work Agreement), or (ii) use and occupancy by Tenant of any portion of the Premises, and continuing for a period of five (5) years and three (3) months after the "Commencement Date", unless sooner terminated in the manner provided hereinafter. The date on which the term of the Lease begins is sometimes hereinafter referred to as the "Commencement Date". The Commencement Date is anticipated to be on or about April 1, 1998.

Following the Commencement Date, Landlord shall deliver to Tenant a Commencement Notice which shall contain the exact Commencement Date, the number of square feet of net rentable area contained in the Premises, and other reasonably pertinent data. Upon execution of the Commencement Notice by Landlord and Tenant, the Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein.

                              ARTICLE I
                              BASE RENT

Section 1.1	Base Rent.  In consideration of the leasing aforesaid,
Tenant agrees to pay to Landlord, at 6707 Democracy Boulevard, Suite 510, Bethesda, Maryland, 20817 or at such other place as Landlord from time to time may designate in writing, annual rental ("Base Rent") in an amount equal to the product of $3.80, and the number of square feet of net rentable area contained in the Premises. Base Rent shall begin accruing on the date which is ninety (90) days after the Commencement Date ("Rent Commencement Date") and shall be payable in equal monthly installments in advance, on the first day of each and every month thereafter for the next succeeding months during the balance of the term. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, or if the term ends on a date other than the last day of a calendar month, monthly rent shall be prorated on a daily basis. The Rent Commencement Date is anticipated to be on or about July 1, 1998.

Section 1.2	Escalations.  On the first (1st) anniversary of the Rent
Commencement Date of the term of this Lease, and on each anniversary date thereafter during the term (each of such dates being hereinafter referred to as an "Adjustment Date"), the monthly Base Rent payable pursuant to
Section 1.1 above shall be increased by an amount equal to the product of
(i) the monthly Base Rent in effect during the month immediately prior to the Adjustment Date then at hand (disregarding any rental abatement then in
effect), and (ii) one and one-half percent (1 1/2%).   The monthly Base
Rent, as adjusted, shall be due and payable as of such Adjustment Date and on the first (1st) day of each month thereafter until the next Adjustment Date or the end of the term of this Lease, whichever is applicable.


                             ARTICLE 2
                          ADDITIONAL RENT

Section 2.1	Additional Rent.  In addition to the Base Rent payable by
Tenant under the provisions of Article 1 hereof, beginning on the Commencement Date Tenant shall pay to Landlord "Additional Rent" as hereinafter provided for in this Article 2. All sums under this Article and all other sums and charges required to be paid by Tenant under the Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent." If any such amounts or charges are not paid at the time provided in the Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

Section 2.2	Definitions.  The parties hereto agree upon the following
Definitions:

(a)	"Lease Year" shall mean each twelve (12) month period
commencing with and including the month during which the term of this Lease commences, and ending with the month during which the term of this Lease (including any extensions or renewals) terminates.

(b)	"Real Estate Taxes" shall mean and include all personal
property taxes of Landlord relating to Landlord's personal property used in connection with the operation and maintenance of the Project (however, if the equipment is shared between the Project and other projects, only the proportionate share of taxes applicable to the Project shall be included), real estate taxes accruing against the Project, water rates and charges, sewer rates and charges, charges and fees for public utilities, street lighting, excise levies, licenses, permits, inspection fees, installments of special assessments, including interest thereon, relating to the Project, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed in substitution for any of the foregoing by the United States of America or the state in which the Project are located or any political subdivision thereof, against Landlord or all or any part of the Project as a result of Landlord's ownership thereof, and payable during the respective Lease Year. It shall not include any net income tax, estate tax, or inheritance tax. Tenant shall be solely responsible for its Pro Rata Share (as hereinafter defined) of all Real Estate Taxes.

(c)	"Operating Expenses" shall mean and include all expenses
incurred by Landlord with respect to the maintenance and operation of the Project as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, liability and casualty insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, parking lot maintenance, trash and rubbish removal, snow and ice removal, security, landscaping, maintenance of rights-of-way contiguous to the Property, wages payable to employees of Landlord whose duties are connected with the operation and maintenance of the Project (but only for the portion of their time allocable to work related to the Project), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Project, repairs, replacements or other expenses for maintaining and operating the Project, reasonable attorneys' fees and costs in connection with appeal or contest of Real Estate Taxes or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of a light industrial/office building in the Baltimore/Washington industrial corridor and not specifically set forth herein, including a reasonable administrative fee equal to ten percent (10%) of the sum of Real Estate Taxes and Operating Expenses. The term "Operating Expenses" shall also include capital improvements and replacements to the Project, provided the cost thereof shall be amortized on a straight-line basis over the useful life of the improvement or replacement, as determined in accordance with generally accepted accounting principles. Tenant shall be solely responsible for its Pro Rata Share of all Operating Expenses.

The term "Operating Expenses" shall not include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, or occasioned by condemnation; leasing commissions; interest or principal payments on any mortgage or other indebtedness of Landlord; payment under any ground lease; compensation paid to any employee of Landlord above the grade of building superintendent; any depreciation allowance or expense; capital expenditures required by Landlord's failure to comply with Legal Requirements (as hereinafter defined); overtime expenses to Landlord due to Landlord's defaults hereunder; any cost representing an amount paid for first class services and/or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such first class services and/or materials at the then existing market rates to an unrelated person, firm or entity; costs directly resulting from the gross negligence or misconduct of Landlord, its employees, agents or contractors; costs and expenses incurred by Landlord in forming, operating or maintaining the ownership entity for the Project including legal fees incurred in connection therewith; or costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering ownership rights in the Project.

Notwithstanding the foregoing provisions of this Section 2.2, prior to or on the Commencement Date, Tenant shall secure all utilities for the Premises in Tenant's name and for Tenant's account. During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for such utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Commencement Date, Tenant shall reimburse Landlord for all utilities or services at the Premises used directly and exclusively by Tenant or its agents, employees or contractors.

In the event that any charge or fee is required after the Commencement Date by the state in which the Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 2.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge.

The term "Tenant's Pro Rata Share" shall mean a fraction, the numerator of which is the net rentable area of the Premises, and the denominator of which is the net rentable area of the Building. Landlord anticipates Tenant's Pro Rata Share will be 16.75% (57,500/343,200).

Section 2.3	Intentionally Deleted.

Section 2.4	Intentionally Deleted.

Section 2.5	Estimated Operating Expenses for Subsequent Year.   As to
each Lease Year, Landlord shall estimate for each such Lease Year the total amount of Tenant's Pro Rata Share of Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Tenant at the Premises following the start of the Lease Year.

Section 2.6	Payment of Additional Rent.  Tenant shall pay, as
Additional Rent, Tenant's Pro Rata Share of Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. If for any reason Landlord has not provided Tenant with Landlord's estimate of Operating Expenses prior to the commencement of any Lease Year, then, Tenant shall continue paying the amount due for the immediately preceding year until it receives Landlord's estimate of same. Within thirty (30) days of receipt of the Operating Expense estimate, Tenant shall pay to Landlord all amounts due for the then current Lease Year, and during the remainder of such Lease Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Expenses as noted on Landlord's estimate.

Section 2.7	Re-estimates of  Operating Expenses.  From time to time
during any applicable Lease Year, Landlord may re-estimate the amount of Tenant's Pro Rata Share of Operating Expenses, and in such event Landlord shall notify Tenant, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the re-estimated amount over the balance of such Lease Year after giving credit for payments made by Tenant on the previous estimate.

Section 2.8	Adjustment of Actual Operating Expenses.  Upon completion
of each Lease Year, Landlord shall cause its accountants to determine the actual amount of Operating Expenses for such Lease Year and deliver a written certification of the amounts thereof to Tenant. If Tenant has paid less than its Pro Rata Share of the actual Operating Expenses for any Lease Year, Tenant shall pay such deficiency within thirty (30) days after receipt of such statement. If Tenant has paid more than its Pro Rata Share of the actual Operating Expenses for any Lease Year, Landlord shall credit such excess against the most current monthly installment or installments due Landlord for its estimate of Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article 2 shall be adjusted accordingly.

Section 2.9	Intentionally Deleted.

Section 2.10	Taxes and Other Additional Rent.  Beginning on the
Commencement Date and continuing throughout the Term of the Lease, Tenant shall be responsible for its Pro Rata Share of all Real Estate Taxes. Tenant shall pay all amounts due within thirty (30) days of receipt of written request and an invoice therefor, including a copy of the tax bill. If by law any special assessment is payable (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), and if Landlord elects to pay same in installments, Tenant shall pay all amounts due in connection therewith, together with any interest accrued, in installments within thirty (30) days of receipt of Landlord's written request and invoice therefor. Landlord shall be responsible for all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the Commencement Date and after the termination date of the term of this Lease.

Further, Tenant shall pay, also as Additional Rent, all other sums and charges required to be paid by Tenant under this Lease, and any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Premises are located or any political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease but only to the extent such levy, tax, assessment or charge on rent shall be expressly in lieu of or in substitution for any existing Real Estate Taxes; provided, however, Tenant shall have no obligation to pay net income taxes of Landlord.

Section 2.11	Contesting Real Estate Taxes.   Landlord shall,
upon written request of Tenant, contest by appropriate proceedings any Real Estate Taxes. The cost of such contest shall be borne by Tenant unless other occupants of the Building so direct Landlord to contest the Real Estate Taxes, in which event the cost shall be split between Tenant and such occupants on a pro-rata basis based on their respective net rentable areas. Tenant may defer or postpone payment of its Pro Rata Share of Real
Estate Taxes until conclusion of the contest so long as   (a) neither the
Project nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant shall have deposited with Landlord cash or a letter of credit payable to Landlord issued by a national bank or federal savings and loan association in the amount of Tenant's Pro Rata Share of the Real Estate Taxes so contested and unpaid. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits within thirty (30) days, the amount theretofore deposited may be applied by Landlord to the payment of Tenant's Pro Rata Share of Real Estate Taxes, and the interest, fines and penalties in connection therewith, and any reasonable costs, fees (including reasonable attorney's fees) and other liability (including costs incurred by Landlord, but excluding consequential or punitive damages) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay Tenant's Pro Rata Share of Real Estate Taxes or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any reasonable costs, fees (including reasonable attorney's fees), interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts deposited with it with respect to the contest of such Real Estate Taxes, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant.

Tenant shall be entitled to the refund of any Real Estate Taxes, penalties, fines and interest thereon received by Landlord which has been paid by Tenant or which has been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 2.11 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as
Landlord may reasonably require.   Landlord shall not ultimately be subject
to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such amount is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Tenant's Pro Rata Share of Real Estate Taxes, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Landlord agrees to cooperate with Tenant's efforts in connection with this Section 2.11, at no cost or expense to Landlord.

Section 2.12	Landlord's Right to Contest Real Estate Taxes.  In
addition to the right of Tenant under Section 2.11 to request that Landlord contest the amount or validity of Real Estate Taxes, Landlord shall also have the right to initiate a contest of same. Landlord shall not be obligated to contest Real Estate Taxes, and any such contest shall be by appropriate proceedings conducted in the name of Landlord.

Section 2.13	Evidence of Payment.  Landlord covenants to furnish
Tenant written evidence of the payment of any Real Estate Taxes (i.e. paid tax bills) for which Tenant has already paid Landlord its Pro Rata Share upon receipt of Tenant's written request therefor.

Section 2.14 	Escrow for Taxes and Assessments.  At Landlord's
written demand after any Event of Default, Tenant shall pay to Landlord Tenant's Pro Rata Share of Real Estate Taxes in estimated monthly payments in advance. If the total monthly payments made by Tenant pursuant to this
Section 2.14 shall exceed the amount of payments due from Tenant, such excess shall be credited on subsequent monthly payments of the same nature or, at Tenant's option, promptly refunded, but if the total of such monthly payments so made under this paragraph shall be insufficient to pay Tenant's Pro Rata Share of Real Estate Taxes when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency.

                             	ARTICLE 3
                     	BASE AND ADDITIONAL RENT

Section 3.1	Interest and Late Fee on Past Due Obligations.  Any
installment of Base Rent, Additional Rent, or other charges to be paid by Tenant accruing under the provisions of this Lease which shall not be paid within ten (10) days of its due date shall bear interest at the "Default Rate" from the date when the same is due until the same shall be paid. The Default Rate shall be equal to three (3) percentage points over the prime rate of interest published in the Wall Street Journal, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be
reduced to the highest rate allowed by law under the circumstances.   In
addition, any installment of Base Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remains unpaid five (5) days after its due date shall be subject to a late payment fee of five percent (5%) of the unpaid amount.

Section 3.2	Rent Independent.  Tenant's covenants to pay the Base
Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained, and nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Base Rent and Additional Rent are sometimes collectively referred to as "Rent." Rent shall be payable without recoupment, deduction, offset, prior notice or demand, in lawful money of the United States.

Section 3.3	Security Deposit.   Intentionally Deleted.

                              ARTICLE 4
                       POSSESSION OF PREMISES;
                          ENVIRONMENTAL LAWS

Section 4.1	Earlier Entry.   Subject to Legal Requirements, Tenant
shall have access to the Premises prior to the Commencement Date to install racking, furniture, fixtures, equipment, files and business records at such time as may be mutually agreed upon by the Landlord, the Contractor (as hereinafter defined) and the Tenant. Landlord anticipates that such early entry will be available to Tenant on or about March 1, 1998. Notwithstanding the foregoing, (i) such access shall not interfere in any manner with the work being undertaken by the Landlord or the Contractor in the Premises or the Building and shall not give rise to any labor disputes;
(ii) early entry shall be at Tenant's sole risk and Tenant shall indemnify and hold harmless Landlord from and against all losses, damages, costs, liabilities and claims arising out of or in connection with early access being provided to Tenant, its employees and agents, and Tenant shall maintain the liability insurance coverage required by the Lease, and such insurance shall be "primary" during Tenant's early access; (iii) such moving of furniture, fixtures and equipment into the Premises shall not impede, hinder or delay in any manner obtaining a certificate of occupancy (or like permit) for the Premises; and (iv) the terms of the Lease shall apply to the extent applicable to such early entry (expressly excluding the payment of Rent), but specifically including Tenant's obligation to comply with all Legal Requirements during periods of early entry. In the event that the Landlord should determine that Tenant's early access interferes with the work being undertaken by the Landlord or the Contractor or impedes, hinders or delays in any manner obtaining a certificate of occupancy (or like permit), Tenant shall cease such activity immediately.

As used in this Lease and the Work Agreement, the term "Legal Requirements" shall mean any laws, ordinances, codes (including building codes, and electrical, plumbing, mechanical and other similar codes), regulations, requirements and orders of the United States of America, the County of Anne Arundel, State of Maryland and/or any other governmental authority with jurisdiction over the Premises or the construction of the Tenant Improvements.

Section 4.2	 Intentionally Deleted.

Section 4.3	Permitted Use.  The Premises shall be occupied and used
by Tenant for a dry goods warehouse/distribution/storage/office facility. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

Section 4.4	Tenant's Compliance With Environmental Laws. Tenant shall
at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Tenant shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (except to the extent such Hazardous Materials are generated, stored, released or disposed of during the term of this Lease by Landlord) to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the foregoing without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's written request, at the expiration of the term of this Lease or within sixty (60) days following the date of such request, whichever is later, Tenant shall remove all tanks or fixtures which were placed on the Premises during the term of this Lease and which contain, or are contaminated with, Hazardous Materials.

Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises, or with respect to any Hazardous Materials removed from the Premises including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Hazardous Materials in or on the Premises. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.


                            	ARTICLE 5
                     	SERVICES AND MAINTENANCE

Section 5.1	Services Provided by Landlord at Tenant's Expense.
Subject to the provisions of Article 2 hereof, Landlord shall provide the following services on all days excepting Saturdays, Sundays, federal holidays, and as otherwise stated in this Section 5.1: Maintenance in good order, condition and repair and appropriate illumination of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow and ice. Landlord shall keep and maintain the landscaped area and parking facilities in a neat, safe and orderly condition, and shall maintain and repair the sewer and storm system serving the Project. All costs incurred in connection with this Section
5.1 shall be subject to reimbursement by Tenant pursuant to Article 2 or
Section 5.5, as applicable.

Section 5.2	Janitorial Service.  Both Landlord and Tenant acknowledge
that Tenant shall provide janitorial and CHAR services for the Premises at its sole cost and expense.

Section 5.3	Other Provisions Relating to Services.   No interruption
in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other Unavoidable Delays shall be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth. In no event shall Landlord be required to provide any service in excess of that permitted by involuntary guidelines or laws, ordinances or regulations of governmental authority.

Section 5.4	Effects on Utilities.  Tenant shall not connect with
electric current or water pipes, except through existing electrical or water outlets already in the Premises.

Section 5.5	Park  Dues.  Tenant acknowledges that the Property is
part of a larger development and that certain dues or assessments will be levied in connection with the maintenance, repair and replacement of the off-site storm water retention facility which serves the Project, and all related storm water piping. Tenant's share of such dues or assessments will be based on a fraction, the numerator of which will be the net rentable area of the Premises and the denominator of which will be the net rentable area of developed buildings serviced by the facility. The dues and assessments will be more particularly set forth in the Declaration.

Section 5.6 	Maintenance Provided by Landlord at Landlord's
Expense. Landlord shall, at its expense, keep and maintain in good order and repair the exterior structure and structural systems and roof of the Building. Notwithstanding anything to the contrary contained in this Lease, in the event any repair, replacement, or other maintenance is required as a result of the negligent actions or omissions of Tenant, Tenant shall be solely responsible for all costs and expenses arising in connection therewith.

                             	ARTICLE 6
                             	INSURANCE

Section 6.1	Landlord's Casualty Insurance Obligations.  Landlord
shall keep the Building insured in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

(a)	loss or damage by fire; and

(b)	such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Landlord, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building.

These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease. Landlord agrees that such policy or policies of insurance shall include a waiver of subrogation clause in favor of Tenant. Notwithstanding the foregoing, Tenant shall be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises if such damage or destruction is occasioned by the negligence or fault of Tenant, its agents or employees, such fault to be established by arbitration or a judicial proceeding. Insurance premiums paid for insurance coverage required under this Article 6 by Landlord (including Section 6.3) shall be a portion of the "Operating Expenses" described in Article 2 hereof.

Section 6.2	Tenant's Casualty Insurance Obligations.  Tenant shall
keep all of its machinery, equipment, furniture, fixtures and personal property which may be located in, upon, or about the Premises insured for the benefit of Tenant in an amount equivalent to the full insurable value thereof against:

(a)	loss or damage by fire; and

(b)	such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Building, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary.

Tenant agrees that such policy or policies of insurance shall permit release of liability as provided herein and/or waiver of subrogation clause as to Landlord and Tenant waives, releases and discharges Landlord, its agents, employees, and contractors from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property, and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Landlord, its agents, employees, contractors or otherwise, and Tenant agrees to look to the insurance coverage only in the event of such loss.

Section 6.3	Landlord's Liability and Other Insurance Obligations.
Landlord shall maintain, for its benefit and the benefit of its managing agent and Tenant, commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Project, such insurance to afford protection to Landlord, its managing agent and Tenant of a combined single limit of Two Million and No/100 Dollars ($2,000,000.00) in respect to the injury, death or property damage
arising out of any accident or occurrence.   In addition, Landlord shall
carry employer's liability insurance with a minimum limit of $1,000,000 for bodily injury; excess liability insurance over the commercial general and employer's liability insurance required above with combined, minimum coverage of $5,000,000; worker's compensation insurance in statutory limits; rental interruption insurance, and such other insurance coverage or increased amounts of referenced coverages or deductibles as is customarily carried in respect of comparable buildings in the Baltimore/Washington industrial corridor. Landlord agrees to include in its commercial general liability insurance policy the contractual liability coverage insuring Landlord's indemnification obligations provided for herein. Any such coverage shall be deemed secondary to any liability coverage secured by Tenant. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.
At Tenant's request, Landlord shall furnish Tenant with a certificate of insurance certifying that the insurance coverage required of Landlord pursuant to this Article 6 is in effect. Any insurance required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering the other properties of the Landlord and/or its related or affiliated entities so long as the insurance requirements set forth herein are satisfied. If such insurance is maintained under a blanket policy, Landlord shall procure and deliver to Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder.

Section 6.4	Tenant's Liability Insurance Obligations.  Tenant shall,
at Tenant's sole cost and expense but for the mutual benefit of Landlord, its managing agent and Tenant, maintain commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Landlord, its managing agent and Tenant of a combined single limit of Two Million and No/100 Dollars ($2,000,000.00) in respect to the injury, death or property damage arising out of any accident or occurrence in the Premises. In addition, Tenant shall carry employer's liability insurance with a minimum limit of $500,000 for bodily injury; worker's compensation insurance in statutory limits; and excess liability insurance over the commercial general and employer's liability insurance required above with combined, minimum coverage of $5,000,000. Such policies of insurance shall be written in companies reasonably satisfactory to Landlord. Landlord agrees that an insurance company with a rating of not less than "A-" and a financial size of not less than Class VIII in the most current available "Best's Insurance Reports" is acceptable to Landlord.
All such policies shall also name Landlord and its managing agent as additional insureds thereunder (on a primary basis), and such policies, or a memorandum or certificate of such insurance, shall be delivered to Landlord with evidence reasonably satisfactory to Landlord that the premium thereon has been paid. At such time as insurance limits required of tenants in light industrial buildings in the area in which the Premises are located are generally increased to greater amounts, Landlord shall have the right to require such greater limits as may then be customary. Tenant agrees to include in such policy the contractual liability coverage insuring Tenant's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Landlord. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

Section 6.5	Indemnification.   Tenant agrees to indemnify, protect,
defend and hold Landlord and Landlord's shareholders, employees, lender and managing agent harmless from and against any and all claims, costs, liabilities, actions, and damages arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Project, and from and against all reasonable costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's indemnification shall not apply to losses, claims, costs and the like arising as a result of the negligence or willful misconduct of Landlord or its agents.

Section 6.6	Tenant's Waiver.  Tenant agrees, to the extent not
expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable, and Tenant waives all claims for damage to property, injury to person and damage to business sustained during the term of this Lease by Tenant occurring in or about the Project, arising at any time and from any cause other than by reason of the negligent or willful misconduct, or negligent omission of Landlord, its employees, agents, contractors or representatives. This paragraph shall apply especially but not exclusively, to damage caused by aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures.

Section 6.7	Landlord's Deductible.  Provisions herein to the contrary
notwithstanding, in the event any damage to the Project results directly and exclusively from any act or omission of Tenant, its agents, employees or invitees, and all or any portion of Landlord's loss is "deductible," Tenant shall pay to Landlord the amount of such deductible loss up to One Hundred Thousand Dollars ($100,000).

Section 6.8	Tenant's Property.  All property on the Premises
belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

Section 6.9	Increase in Insurance.   Tenant shall not do or permit
anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Project or any of its contents, or cause a cancellation of any insurance policy covering the Project or any of its contents. Notwithstanding anything to the contrary contained herein, Tenant shall promptly, upon demand, reimburse Landlord for the full amount of any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of the paragraph, it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Article.

Section 6.10	Tenant's Failure to Insure.  In the event Tenant
fails to provide Landlord with evidence of insurance required under this
Article 6 within thirty (30) days of Landlord's written request therefor, but in any event at least ten (10) days prior to the expiration of the existing policy, Landlord may, but shall not be obligated to, without further demand upon Tenant, and without waiving or releasing Tenant from any obligation contained in this Lease, effect such insurance and Tenant agrees to repay, upon demand, all such sums incurred by Landlord in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Landlord shall relieve Tenant from any default under this Lease.

                         	ARTICLE 7
           	CERTAIN RIGHTS RESERVED BY LANDLORD

Section 7.1	Rights Reserved by Landlord.  Landlord reserves the
following rights exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set off or abatement of rent:

(a)	Retain Keys.  To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed without the prior written notice to Landlord.

(b)	Make Repairs.  Upon 24 hours notice to Tenant (except in the event of an emergency) to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Project, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Project and to interrupt or temporarily suspend services and facilities, so long as Landlord at all times endeavors in good faith to limit any interference with the conduct of Tenant's business or its occupancy and use of the Premises.

(c)	Regulate Heavy Equipment.  Intentionally Deleted.

Section 7.2	Emergency Entry.  Landlord and its agents may enter the
Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may reasonably deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.

Section 7.3	Exhibition of Premises.  Tenant shall permit Landlord and
its agents, upon not less than twenty four (24) hours' notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to: (a) post notices of non-responsibility; (b) exhibit the Premises to holders of encumbrances on the interest of Landlord under the Lease and to prospective purchasers or mortgagees of the Project; and (c) during the period of six (6) months prior to the expiration of the Lease term, exhibit the Premises to prospective tenants thereof. In addition, Landlord may post commercially reasonable signage indicating that the Premises will be available for occupancy. If during the last month of the Lease Term, Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter, and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

Section 7.4	Right of Landlord to Perform.  All covenants and
agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money (other than Rent due Landlord) required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including, but not limited to, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Tenant under this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided. Notwithstanding the foregoing, Landlord shall not be required to give Tenant written notice prior to performing on Tenant's behalf in the event of an emergency. All sums so paid by Landlord and all necessary incidental costs, together with an administrative overhead charge equal to ten percent (10%) of the actual costs incurred, shall be payable to Landlord by Tenant as Rent on demand and Tenant covenants to pay all such sums. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of Tenant's nonpayment of such sums, as in the case of default by Tenant in the payment of Rent to Landlord.

                             	ARTICLE 8
                    	ALTERATIONS AND IMPROVEMENTS

Section 8.1	Tenant's Changes and Alterations.  Tenant shall have the
right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Premises, improvements and fixtures hereafter erected on the Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, subject in all cases to Landlord's prior written consent, such consent not to be unreasonably withheld. The changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

(a)	Permits.  No change or alteration shall be undertaken until
Tenant shall have procured and paid for, so far as the same may be required by the applicable governmental authorities from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense.

(b)	Compliance with Plans and Specifications.  Before commencement of any change, alteration, restoration or construction (here-inafter sometimes referred to as "Work") Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent; (iii) provide Landlord with the name of the licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work
(hereinafter referred to as "Alterations Architect or Engineer"); and (iv) obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto.

(c)	Value Maintained.  Any change or alteration shall, when
completed, be of such character as not to reduce the value of the Premises or the Building to which such change or alteration is made below its value immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the Building as to use without Landlord's express written consent. Tenant further agrees that in no event shall any change or alteration void or impair any of Landlord's warranties on the Building and, to the extent same are voided or impaired, Landlord's corresponding warranties to Tenant as contained in this Lease shall be likewise voided. Landlord's consent to any Work shall not be construed as a determination that such Work will not void or impair any applicable warranties.

(d)	Compliance with Laws.  All Work done in connection with any
change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid so that the Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, or cause to be obtained and maintained, at no expense to Landlord, during the performance of the Work, workers' compensation insurance in normal and customary amounts, covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Premises or any interest therein. Tenant shall also cause any contractor performing work on Tenant's behalf to carry and maintain, at no expense to Landlord, a comprehensive general liability insurance policy with a deductible of no greater than $10,000, which shall include contractor's liability coverage, contractual liability coverage, completed operations coverage, a broad form property damage endorsement and contractor's protective liability coverage to afford protection with limits, for each occurrence, of not less than Three Million Dollars ($3,000,000) combined single limit, written on an occurrence basis. In addition, the fire insurance with "extended coverage" endorsement required by Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or, at Tenant's option, certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

(e)	Property of Landlord.  Unless otherwise designated by Tenant at the time Landlord's consent is obtained, all improvements and alterations (other than Tenant's movable trade fixtures and equipment) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease.

(f)	Location of Improvements.  No change, alteration, restoration or new construction shall connect the Premises with any other property, building or other improvement, nor shall the same obstruct or interfere with any existing easement.

(g)	Removal of Improvements.  As a condition to granting approval for any changes or alterations Landlord, by written notice to Tenant, given at or prior to the time of granting such approval, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice.

(h)	Written Notification Required.  Tenant shall notify Landlord in writing ten (10) days prior to commencing any alterations, additions or improvements to the Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Premises.

Section 8.2	Nonstructural Alterations Without Landlord's Consent.
Notwithstanding the foregoing, Tenant shall have the right from time to time and at any time, without Landlord's consent, to perform the following work within the Premises: (i) install, remove and relocate nonstructural office partitioning provided such work does not materially and adversely affect the base building structure or HVAC systems, (ii) paint and install wall coverings, (iii) install and remove office furniture, (iv) relocate electrical outlets, (v) install and remove workstations, (vi) install and remove Tenant's equipment and perform cable pulls in connection therewith, and (vii) install and remove carpeting and other floor coverings.

Section 8.3	Freedom from Liens.  Tenant shall not suffer or permit
any mechanic's lien or other lien to be filed against the Project, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Project, or any portion thereof, Tenant shall cause the same to be discharged of record or satisfied by bonding within 20 days of the date of filing the same. Tenant shall not be entitled to any additional grace or cure period. If Tenant shall fail to discharge or bond off such mechanic's lien or liens or other lien within such period, then an Event of Default shall have occurred and, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner having reasonable cost as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises or the Project. Such amount paid by Landlord, or the value of such deposit so made by Landlord, together with all reasonable costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Default Rate, shall be repaid by Tenant to Landlord within thirty (30) days following demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

Tenant shall specifically notify all materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, that they must look exclusively to Tenant to obtain payment for the same, and that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Project, or any portion thereof.

Section 8.4	Landlord's Indemnification.  The provisions of Section
8.3 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Premises in the performance of Landlord's construction obligations as set forth in the Work Agreement, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

Section 8.5	Removal of Liens.  Except as otherwise provided for in
this Article 8, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Project, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Project.

                                ARTICLE 9
                                 REPAIRS

Section 9.1	Tenant's Repair Obligations.  Subject to Article 6 hereof,
and except to the extent the responsibility of Landlord hereunder, Tenant shall, during the term of this Lease, at Tenant's expense, keep the non-structural elements of the Premises and all changes and alterations made by Tenant to the Premises (whether non-structural or structural) in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or throw foreign substances in the plumbing facilities. All uninsured damage or injury to the Project caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Premises or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of the Lease.

Section 9.2	Landlord's Inspection.  Landlord or its employees, or
agents, shall have the right, upon 24 hours notice to Tenant (except in the event of an emergency) to enter the Premises at any reasonable time or times for the purpose of inspection or performing work required by Landlord under the terms of this Lease, but nothing contained herein shall be construed as imposing any obligation on Landlord to make any repairs, alterations or improvements which are the obligation of Tenant.

Section 9.3	Joint Inspection Upon Vacation.  Tenant shall give
written notice to Landlord at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Premises. In the event of Tenant's failure to give such notice and arrange such joint inspection, Landlord's inspection at or after Tenant's vacation of the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration hereunder.


                           	ARTICLE 10
                    	ASSIGNMENT AND SUBLETTING

Section 10.1	Restriction on Transfer.  Tenant shall not sublet
the Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof, without obtaining Landlord's prior written consent in each and every instance, such consent not to be unreasonably withheld. Tenant agrees to pay on behalf of Landlord any and all reasonable, actual out-of-pocket costs of Landlord, including reasonable attorney's fees paid or payable in connection with the review of any such assignment or subletting.

For purposes of this Lease, any transfer of less than fifty percent (50%) in the aggregate of stock, membership interest or partnership interest in Tenant shall not constitute an assignment.

Section 10.2	Restriction From Further Assignment.  Any further
assignment or subleasing shall be governed by the terms of this Article 10. No assignment or subleasing shall relieve Tenant from any of Tenant's obligations set forth in this Lease.

Section 10.3	Landlord's Termination Rights.    Notwithstanding
anything contained in this Lease to the contrary, should Tenant desire to assign this Lease, or its interest or estate in the Premises, or sublet the Premises, or any portion thereof, it shall give written notice of its intention to do so to Landlord sixty (60) days or more before the effective date of such proposed assignment or subletting and Landlord may, at any time within thirty (30) days after the receipt of such notice from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, but not less than thirty (30) days nor more than sixty (60) days after its receipt by Tenant, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the Term of this Lease, or any extension or renewal thereof. Landlord may enter into a direct lease with the proposed sublessee of assignee or with any other persons as Landlord may desire without obligation or liability to Tenant, its assignees, sublessees or their respective successors, assigns, agents or brokers.

Section 10.4	Tenant's Failure to Comply.  Tenant's failure to
comply with the foregoing provisions and conditions of this Article 10 shall, at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

Section 10.5	Sharing of Excess Rent.  If Landlord consents to
Tenant assigning its interest under this Lease or subletting all or any portion of the Premises, Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) fifty percent (50%) of all rents and other considerations payable by such assignee or subtenant (net of brokerage commissions, improvement costs, legal fees and other reasonable costs and expenses incurred in connection with the assignment or subletting) in excess of the Rent otherwise payable by Tenant from time to time under this Lease. For the purposes of this computation, the additional amount payable by Tenant shall be determined by either (i) application of the rental rate per square foot for the Building or any portion thereof sublet, or (ii) the fair market rental rate for rooftop
space or other space at the Premises sublet, as applicable.   Said
additional amount shall be paid to Landlord immediately upon receipt by Tenant of such Rent or other considerations from the assignee or subtenant.

                               	ARTICLE 11
                     	DAMAGE BY FIRE OR OTHER CASUALTY

Section 11.1	Tenantable Within 120 Days.  If fire or other
casualty shall render the whole or any material portion of the Premises untenantable, and Landlord determines that the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Landlord shall repair and restore the Premises to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty (120) day period (subject to delays for causes beyond Landlord's reasonable control) and notify Tenant that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Landlord is required to repair the Premises as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

Section 11.2 	Not Tenantable Within 120 Days.  If fire or other
casualty shall render the whole or any material part of the Premises untenantable and Landlord determines that the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty
(30) days from the date of such notice.

Section 11.3	Building Substantially Damaged.  In the event that
more than fifty percent (50%) of the value of the Building is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred twenty (120) days thereafter, then at Landlord's option, by written notice to Tenant, mailed within forty-five (45) days from the date of such damage or destruction, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant.

Section 11.4	Uninsured Casualty.  If fire or other casualty
shall render any portion of the Premises or any material portion of the Building untenantable and the insurance proceeds are not sufficient to make such repair, then Landlord may, by notice to Tenant, mailed within thirty
(30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

Section 11.5	Deductible Payments.  If the Premises or the
Building is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Landlord hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Landlord elects to repair the damage, then Tenant shall pay Landlord a pro rata share of the "deductible amount" (if any, which deductible shall not exceed $100,000) under Landlord's insurance policies based on Tenant's percentage interest of the Building and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

Section 11.6	Landlord's Repair Obligations.  If fire or other
casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein, or in the event that more than fifty percent (50%) of the value of the Building is damaged or destroyed by fire or other casualty and Landlord does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Building is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Landlord shall repair and restore the Premises to as near its condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Landlord's reasonable control) and the Rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant's expense.

Section 11.7	Rent Apportionment.  In the event of a termination
of this Lease pursuant to this Article 11, Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

                               	ARTICLE 12
                             	EMINENT DOMAIN

Section 12.1	Tenant's Termination.  If the whole of or any
substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Tenant's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Building is taken by public authority under the power of eminent domain, then, at Landlord's option, by written notice to Tenant, mailed within sixty (60) days from the date possession shall be taken by such public authority, Landlord may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Tenant. Further, if all or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable in Tenant's reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord, such notice to be given to Landlord within thirty (30) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Premises taken cannot in Tenant's reasonable judgment be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Tenant pursuant to clause [b] hereof); and
(b) Tenant cannot secure substantially similar (in Tenant's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease from Landlord in the Building. Any notice of termination shall specify the date not more than sixty (60) days after the giving of such notice as the date for such termination.

Section 12.2	Tenant's Participation.  Provisions in this Article
12 to the contrary notwithstanding, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided, however, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold. Provisions in this Article 12 to the contrary notwithstanding, in the event of a partial condemnation of the Building or the Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense, restore the Premises and Building to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

                             	ARTICLE 13
                        	SURRENDER OF PREMISES

Section 13.1	Surrender of Possession.  On the last day of the
term of this Lease, or on the sooner termination thereof, Tenant shall (i) peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided, reasonable wear and tear and casualty loss excluded; and (ii) at Tenant's sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises which Tenant is required to remove pursuant to the terms of this Lease. All property not removed shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all abandoned property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

Tenant shall reimburse Landlord upon demand for any reasonable expenses incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of combinations on any vaults, locks and safes left on the Premises.

Section 13.2	Tenant Retaining Possession.  In the event Tenant
remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be the greater of (i) the then current Base Rent, or (ii) the then current fair market rate for the Premises as reasonably determined by Landlord. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay, as a charge for each day of occupancy, an amount equal to 150% of the Base Rent and Additional Rent (on a daily basis) then due under this Lease.


                             	ARTICLE 14
                          	DEFAULT OF TENANT

Section 14.1	Events of Default.  The occurrence of any one or
more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Tenant:

(a)	If Tenant fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Tenant when and as the same shall become due and payable, and such default continues for a period of ten (10) days after the due date.

(b)	If Tenant fails to perform any of Tenant's nonmonetary
obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(c)	If Tenant, by operation of law or otherwise, violates the
provisions of this Lease relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Premises.

(d)	If Landlord discovers that any financial statement, warranty, representation or other information given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, in connection with this Lease, was materially false or misleading when made or furnished.

(e)	Tenant, by operation of law or otherwise, violates the
provisions of this Lease relating to compliance with environmental laws.

(f)	If (i) Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder. As used in this subsection, the term "Tenant" shall also mean any guarantor of Tenant's obligations under this Lease. If any such Event of Default shall occur, Landlord, at any time during the continuance of any such Event of Default, may give written notice to Tenant stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

Section 14.2	Landlord's Remedies.  Upon the occurrence of an
Event of Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to the rights and remedies set forth below.

(a)	Termination of Possession.  Terminate Tenant's right to
possession of the Premises by any lawful means, in which case the Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:
(i)	The equivalent of the amount of the Base Rent and
Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

(ii)	The net proceeds of any reletting affected pursuant to
the provisions of Section 14.2 hereof after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section 14.2 as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

(b)	Damages.  At any time after an Event of Default and termination of this Lease, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 14.2, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Premises for the same period. In the computation of present worth, a discount rate equal to the discount rate of the Federal Reserve Bank of New York plus one percent (1%) shall be employed. If the Premises, or any portion thereof, shall be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained or contained in Section 14.2 shall limit or prejudice the right of Landlord to prove and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

(c)	Reentry and Removal.  Upon the occurrence of an Event of
Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. If Landlord shall elect to reenter the Premises, Landlord shall not be liable for damages by reason of such reentry.

(d)	No Termination; Recovery of Rent.  If Landlord does not elect to terminate this Lease as provided in this Section 14.2, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

(e)	Reletting the Premises.  In the event that Landlord should
elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such Tenant. The proceeds of any such reletting shall be applied as follows:

(i)	First, to the payment of any indebtedness other than Rent
due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(ii)	Second, to the payment of the costs and expenses of
reletting the Premises, including alterations and repairs which Landlord, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the said Premises and such reletting;

(iii)	Third, to the payment of Rent and other charges due and
unpaid hereunder; and

(iv)	Fourth, to the payment of future Rent and other damages
payable by Tenant under this Lease.

The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or the Project, and/or claim or injury or damage.

Section 14.3	Written Notice of Termination Required.  Landlord
shall not be deemed to have terminated this Lease and the Tenant's right to possession of the leasehold or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants that the service by Landlord of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Building is located and the Tenant's surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease or of Tenant's right to possession thereof.

Section 14.4	Remedies Cumulative; No Waiver.  All rights,
options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided at law or in equity whether or not stated in this Lease, including, without limitation, the right of self help. No waiver by Landlord of a breach of any of the terms, covenants or conditions of this Lease by Tenant shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar acts by Tenant.

Section 14.5	Legal Costs.  Tenant shall reimburse Landlord, upon
demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

In addition, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent in connection with any act which Tenant proposed to do and which requires Landlord's consent.

Section 14.6	Waiver of Damages for Reentry.  Tenant hereby
waives all claims by Landlord's reentering and taking possession of the Premises or removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord.


                            	ARTICLE 15
                      	SUBORDINATION/ESTOPPEL

Section 15.1	Lease Subordinate.  This Lease shall be subject and
subordinate to any mortgage, deed of trust or ground lease now encumbering the Premises, the Property, or any portion thereof by Landlord, its successors or assigns. The foregoing subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Provided Tenant receives a non-disturbance agreement substantially in the form attached hereto as Exhibit C, this Lease shall be further subject and subordinate to any future mortgages, deeds of trust or ground leases and any amendments, replacements, renewals and extensions thereof. Tenant agrees at any time hereafter, within fifteen (15) days following demand, to execute and deliver any instruments, releases, or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease.

Section 15.2	Attornment.  Subject to the terms of this Article
15, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust, ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease and Tenant shall execute such attornment agreement as may be reasonably requested by said holder or landlord.

Section 15.3	Tenant's Notice of Default.  Tenant agrees,
provided the mortgagee, ground landlord or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument ("Mortgagee") shall have notified Tenant in writing (by the way of a notice of assignment of lease or otherwise) of its address, Tenant shall give such Mortgagee, simultaneously with delivery of notice to Landlord, by registered or certified mail, a copy of any such notice of default served upon Landlord. Tenant further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Landlord has to cure such default.

Section 15.4	Estoppel Certificates.  Tenant shall, without
charge at any time and from time to time, within fifteen (15) days after written request by Landlord, certify, to the extent true, by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person transacting business with Landlord and relating to the Premises:

(a)	That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

(b)	The dates to which the Base Rent or Additional Rent have been paid in advance;

(c)	Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease
(or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

(d)	Such other statements or certificates as Landlord or any
mortgagee may reasonably request.

It is the intention of the parties hereto that any statement de-livered pursuant to this Section may be relied upon by any of such parties transacting business with Landlord and relating to the Premises. If Tenant does not deliver such statement to the requesting party within such fifteen
(15) day period, Landlord and any applicable party transacting business relative to the Premises with Landlord, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Landlord; that the current amount of the Base Rent is as represented by Landlord; that there have been no subleases or assignments of the Lease; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

                            	ARTICLE 16
                           	MISCELLANEOUS

Section 16.1	Time is of the Essence.  Time is of the essence
with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 16.2	Memorandum of Lease.   Upon not less than ten (10)
days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

(a)	The date of this Lease;

(b)	The parties to this Lease;

(c)	The term of this Lease;

(d)	A description of the Premises; and

(e)	Such other matters reasonably requested by Landlord or Tenant to be stated therein.

The cost of recording (including all taxes) the memorandum shall be at the expense of the requesting party.

Section 16.3	Joint and Several Liability.  All parties signing
this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 16.4	Broker.  Landlord and Tenant represent to each
other that they have not dealt with any brokers in connection with this Lease other than CB Commercial Real Estate Services, Inc., whose commission shall be paid by Landlord pursuant to a separate agreement. Landlord and Tenant shall indemnify and hold each other harmless against any claims for brokerage or other commissions arising by reason of a breach of the aforesaid representation and warranty.

Section 16.5	Notices.  All notices, demands and requests shall
be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service, or by hand delivery with signed receipts, addressed as follows:

 (a)	If addressed to Tenant:

     Ace Hardware Corporation
       2200 Kensington Court
     Oak Brook, Ill.  60523-2100
Attn:  Mr. George H. Harris, Corporate
   Property and Planning Manager

  with a copy to:

   Ace Hardware Corporation
     2200 Kensington Court
   Oak Brook, Ill.  60523-2100
   Attn:  John J. VanZeyl, Esq.

(b) If addressed to Landlord:

    Arundel II L.L.C.
   c/o Opus East, L.L.C.
 6707 Democracy Boulevard
      Suite 510
 Bethesda, Maryland  20817

with copies to:

   Opus U.S. Corporation
      700 Opus Center
      9900 Bren Road
Minnetonka, Minnesota  55343
  Attn:  Dan F. Nicol, Esq.

and

     Hazel & Thomas, P.C.
   3110 Fairview Park Drive
        Suite 1400
Falls Church, Virginia  22042
 Attn:  Donna P. Shafer, Esq.

or at such other address as Landlord and Tenant may hereafter designate by written notice to the other party. The effective date of all notices shall be (i) three (3) days after the date of mailing if sent by United States Postal Service, (ii) the date of delivery if sent by a nationally recognized overnight courier service, or (iii) the date of receipt if sent by hand delivery with signed receipts.

Section 16.6	Landlord's Agent.  All rights and remedies of
Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article 14, may be commenced and prosecuted to final judgment and execution by Landlord in its own name or in the name of its agent.

Section 16.7	Quiet Possession.  Landlord covenants and agrees
that Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation by Landlord or by any person claiming under or through Landlord.

Section 16.8	Successors and Assigns.  The covenants and
agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

Section 16.9	Severability.  If any term or provision of this
Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

Section 16.10	No Abandonment or Waste.  Tenant covenants not to
do or suffer any waste or damage or disfigurement or injury to the Premises or the Project.

Section 16.11	Transfers by Landlord.  The term "Landlord" as used
in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed. It is intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

In the event of a sale or conveyance by Landlord of the Premises or any part thereof, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

Section 16.12	Headings.  The marginal or topical headings of the
several articles and sections are for convenience only and do not define, limit or construe the contents of said articles and sections.

Section 16.13	Written Agreement.  All preliminary negotiations
are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

Section 16.14	Modifications or Amendments.  This Lease can only
be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

Section 16.15	Landlord Control.  Landlord shall have the right to
temporarily close any portion of the building area or land area to the extent as may, in Landlord's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein.

Section 16.16	Utility Easement.  Tenant shall permit Landlord (or
its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Project.

Section 16.17	Not Binding Until Properly Executed.  Employees or
agents of Landlord have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Landlord and Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which Section 16.18 of this Article shall prevail, can be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 16.18	Building Rules and Regulations.  Tenant shall
perform, observe and comply with any commercially reasonable rules and regulations which may be adopted by Landlord from time to time, with respect to the safety, care and cleanliness of the Premises, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Landlord. Notwithstanding the foregoing, in no event shall any amendments or revisions to the rules and regulations change or alter Tenant's obligations or rights under this Lease, and in the event of a discrepancy between the rules and regulations and the Lease, the Lease shall govern.

Section 16.19	Compliance with Laws and Recorded Covenants.
Tenant shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall use the Premises and comply with any covenants, conditions, and restrictions affecting the Premises.

Tenant shall have the responsibility to comply with the requirements of the ADA in the Premises only after the Commencement Date. As used in this Lease, "ADA" shall mean the Americans with Disabilities Act of 1991, 42 U.S.C. & 12.101 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively, "ADA").

Section 16.20	Obligations Survive Termination.  All obligations
of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

Section 16.21	Tenant's Waiver.  Intentionally Deleted.

Section 16.22	Authorization.  Landlord and Tenant shall furnish
to each other, within ten (10) business days of written request from the other party, a corporate resolution, proof of due authorization of partners, or other appropriate and reasonable documentation evidencing the due authorization to enter into this Lease. [OPEN]

Section 16.23	No Partnership or Joint Venture.  This Lease shall
not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 16.24	Landlord's Right to Substitute Premises.
Intentionally Deleted.

Section 16.25	Tenant's Obligation to Pay Miscellaneous Taxes.
Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible, Tenant shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's trade fixtures, furnishings, equipment or other personal property, or Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

Section 16.26	Signs.  Tenant shall not erect any signs on the
exterior of the Building or on the Project without Landlord's prior written consent, such consent not to be unreasonably withheld.

Section 16.27	Exhibits.  The following are made a part hereof,
with the same force and effect as if specifically set forth herein:

(a)	Exhibit A - Site Plan
(b)	Exhibit B - Work Agreement
(c)	Exhibit C - Non Disturbance Agreement
(d)	Exhibit D - Floor Plan
(e)	Exhibit E - Site Plan Showing Arundel I, III, IV and V

Section 16.28	Landlord's Limited Liability.  Anything contained
in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project, subject, however, to the prior rights of any mortgagee or Landlord of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

Section 16.29	  Intentionally Deleted.


Section 16.30	Parking.    Landlord hereby grants to Tenant a
license to use in common with other tenants of the Building and with the public, up to fifty seven (57) passenger car parking spaces in the portions of the Project designated for such common parking by Landlord from time to time, and Landlord grants Tenant a license to use the fifteen (15) trailer parking spaces located in the area designated on Exhibit A. Tenant shall not be required to pay any parking fees in connection with the foregoing privileges. The 15 tractor trailer parking spaces shall be in addition to the 21 tractor trailer parking spaces in front of Tenant's dock doors.

Section 16.31	Measurement of Premises.  As used in this Lease,
the term "net rentable area" shall mean the number of square feet as certified by Landlord's Architect, and as measured to the outside face of the exterior Building walls and the center line of common/demising walls.

Section 16.32	Renewal Options.  Tenant shall have the right to
renew and extend the term of this Lease for the Renewal Terms (herein so called) upon and subject to the following terms and conditions:

Tenant may extend this Lease for two (2) Renewal Terms of five (5) years each by Tenant's giving Landlord a Renewal Notice no less than nine
(9) months prior to the expiration of the initial term or the immediately preceding Renewal Term, as applicable. Such Renewal Term(s) shall commence immediately upon the expiration of the initial term or subsequent Renewal Term, and upon exercise of each renewal option the expiration date of the term shall automatically become the last day of the applicable Renewal Term(s). If Tenant does not renew the Lease in a timely manner for the Renewal Term(s), then Tenant's rights with respect to all successive Renewal Term(s) shall expire and be of no further force and effect.

The exercise by Tenant of the renewal option(s) set forth herein must be made, if at all, by delivery of the Renewal Notice to Landlord on or before the dates set forth above. Once Tenant shall exercise such renewal option(s), Tenant may not thereafter revoke such exercise. At Landlord's election, Tenant's renewal options shall terminate and be of no further force or effect if (i) an Event of Default exists under the Lease at the time Tenant attempts to exercise its renewal option, (ii) Tenant defaults under any provision of the Lease after exercising its renewal option and such default continues beyond any applicable cure period provided in the Lease, (iii) at any time during the Term of the Lease, as extended, Tenant assigns the Lease to a third party, or (iv) at the time Tenant attempts to exercise its renewal option, Tenant has subleased or has demonstrated an intention to sublease thirty percent (30%) or more of the Premises to an unrelated third party.

Tenant shall take the Premises "as is" for the Renewal Term(s) and Landlord shall have no obligation to make any improvements or alterations to same; provided, however, Landlord shall comply with its repair and maintenance obligations as set forth in this Lease.

Annual Base Rent for each year during the Renewal Terms shall be at the per square foot rate equal to the greater of (i) the then current per square foot rate applicable to the Premises, or (ii) the "fair market rate". The "fair market rate" shall be agreed upon by Landlord and Tenant within fifteen (15) days of the date on which Tenant exercises its renewal option. In the event the parties are unable to timely agree on the "fair market rate", the dispute shall be resolved in accordance with the alternative dispute resolution method provided in Section 16.33 hereof. Each "Official" shall be a commercial real estate broker with at least ten
(10) year experience in the Baltimore/Washington industrial corridor.

Tenant shall not be entitled to any rental abatement concessions, additional renewal options or other similar concessions during any Renewal Term.

Except as set forth herein, the leasing of the Premises for the Renewal Term(s) shall be upon the same terms and conditions as are applicable for the initial term and any subsequent Renewal Term(s), and shall be upon and subject to all of the provisions of this Lease, including, without limitation, the obligation of Tenant to pay any costs or amounts payable by Tenant to Landlord under the Lease.

Tenant's rights under this Section 16.32 shall be personal to Tenant and shall not inure to the benefit of any assignee or occupant of the Premises other than an assignee which is a successor corporation into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets and property, or to any subsidiary, affiliate or parent company of Tenant, or any subsidiary of the parent company of Tenant.

Section 16.33 Alternative Dispute Resolution. In the event that a dispute arises between Landlord and Tenant under the Lease, and the Lease specifically provides that the dispute resolution procedure outlined in this Section 16.33 (herein referred to as the "Dispute Resolution Procedure") shall be utilized, the parties shall proceed as follows:

(a)	The party electing to proceed under the procedures
outlined herein (the "Electing Party") shall give written notice of such election to the other party (the "Other Party"), and shall designate in writing the Electing Party's selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the "Official") who shall act on the Electing Party's behalf in determining the disputed fact.

(b) Within ten (10) days after the Other Party's receipt of the Electing Party's selection of an Official, the Other Party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party's behalf in determining the disputed fact.

(c)  Within ten (10) days of the selection of the Other Party's
Official, the two (2) Officials shall render a joint written determination of the disputed fact. If the two (2) Officials are unable to agree upon a joint written determination within such ten (10) day period, each Official shall render his or her own written determination and the two Officials shall elect a third Official within such ten (10) day period. In the event the two Officials are unable to select a third Official within such ten
(10) day period, then either party may apply to a court of original jurisdiction in Anne Arundel County, Maryland for appointment by such court of such third Official.

(d)  Within ten (10) days after the appointment of the third
Official, the third Official shall select one of the determinations of the two (2) Officials originally selected, without modification or qualification.
(e) If either Landlord or Tenant fails or refuses to select an Official, the Official selected shall alone determine the disputed fact. Landlord and Tenant agree that they shall be bound by the determination of disputed fact pursuant to this subsection. Landlord shall bear the fees and expenses of its Official, Tenant shall bear the fees and expenses of its Official, and Landlord and Tenant shall share equally the fees and expenses of the third Official, if any.

Section 16.34	Intentionally Deleted.


Section 16.35	Right of Notice.  Each time during the Lease term
that Landlord receives written notice that space is available in the buildings constructed in Arundel I, III, IV and V (as shown on the site plan attached hereto as Exhibit E) Landlord shall given Tenant written notice of such availability. The Right of Notice provided for in this Section shall be personal to Tenant and shall not be applicable to any assignee, subtenant or successor of Tenant.

IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first above written.

Landlord:

Arundel II L.L.C.

By_/S/Joseph J. Rauenhorsp______[SEAL]
Its______President__________________



Tenant:

Ace Hardware Corporation

By /S/David F. Myer_____________[SEAL]
Its Vice President - Retail Support

Exhibit A

(This Exhibit is a graphic representation)

EXHIBIT B to the Lease

WORK AGREEMENT

A.	LANDLORD UNDERTAKINGS.

	1.	Final Completion of Premises

		(a)	The Premises shall be deemed to be Finally Completed
("Final Completion", "Finally Complete" or "Finally Completed") on the earliest date on which all of the following conditions have been met:

			(1)	The Tenant Improvements (as hereinafter defined)
have been completed substantially (i.e., in all except minor and immaterial respects) in accordance with the Tenant Improvement Plans (as hereinafter defined), other than insubstantial details of construction or mechanical adjustment.

			(2)	The Premises and loading docks and parking
facilities contemplated in the Lease shall be free of construction debris and other obstructions and available for use by Tenant.

			(3)	Landlord has put in good operating condition all
service facilities and Tenant Improvement systems serving the Premises, including but not limited to heating, ventilating, air conditioning, lighting, water supply, any security, fire alarm, prevention, protection and detection and sewage systems in accordance with the Tenant Improvement Plans.

	The issuance of a certificate of occupancy (or like permit) for the Premises shall be dispositive that the Premises have been Finally
Completed.

	2.	Tenant Improvements.  Landlord shall furnish and install in the warehouse portion of the Premises the "Tenant Improvements" shown on the Outline Specifications attached hereto as Exhibit B-2. With respect to approximately 2,000 square feet of usable office area to be contained in the Premises, Landlord shall furnish and install those "Tenant
Improvements" shown on the finish specifications contained in the Outline Specifications and the schematic space plan attached hereto as Exhibit B-3.
 . All design, space planning, and architectural and engineering work for or in connection with the Tenant Improvements, all drawings, plans, specifications, licenses, permits or other approvals relating thereto, and all insurance, bonds and other requirements and conditions hereunder, all construction costs, and all other costs and expenses incurred in connection with the Tenant Improvements (collectively, "Improvement Costs") shall be at Landlord's sole cost and expense. Notwithstanding the foregoing, (i) any costs or expenses incurred as a result of change orders (as hereinafter defined) shall be at Tenant's sole cost and expense, and (ii) any Improvement Costs relating to the office portion of the Premises in excess of the Allowance (as hereinafter defined) shall be at Tenant's sole cost and expense. To the extent any amounts are due from Tenant in connection with the immediately preceding sentence (collectively, "Tenant's Costs"), such amounts shall include overhead and profit (10%) and general conditions (6%), and all such amounts shall be paid in the manner set forth below.

		Allowance. Landlord grants to Tenant an allowance ("Allowance") of Fifty Thousand and no/100 Dollars ($50,000) to be applied to the Improvement Costs for the office portion of the Premises. It is mutually agreed that Tenant's liability for Improvement Costs relating to the office portion of the Premises shall not exceed $10,000, provided there are no Tenant requested change orders after the date of this Agreement. Tenant shall not be entitled to any unused portion of the Allowance.

B.	PLANS AND SPECIFICATIONS.

	1.	Plans and Specifications.  The Landlord's Architect and the
mechanical, electrical, plumbing and structural engineers selected by Landlord shall prepare the Plans and Specifications (as hereinafter defined) in conformance with the Outline Specifications and the schematic space plan attached hereto as Exhibits B-2 and B-3, respectively.

	2.	Time Schedule.

		(a)	Within thirty (30) days of the date of this Lease,
Landlord shall furnish to Tenant for its review and approval, all architectural plans, working drawings and specifications (the "Plans and Specifications") necessary and sufficient (i) for the construction of the Tenant Improvements in accordance with the Outline Specifications and the schematic space plan, and (ii) to enable the general contractor, Opus East L.L.C. ("Contractor"), to obtain a building permit for the construction of the Tenant Improvements. Tenant shall advise Landlord of Tenant's approval or disapproval of the Plans and Specifications within five (5) business days after Landlord submits the Plans and Specifications to Tenant. Landlord shall revise the Plans and Specifications to meet Tenant's objections, if any, and resubmit the Plans and Specifications to Tenant for its review and approval within five (5) business days after Tenant notifies Landlord of Tenant's objections, if any, together with an estimate of the Improvement Costs resulting from Tenant's change orders. Tenant shall advise Landlord of Tenant's approval or disapproval of the revised Plans and Specifications within five (5) business days after Landlord submits same. Upon approval of the Plans and Specifications, they shall be attached hereto and incorporated herein as Exhibit B-4.

		(b)	The Outline Specifications, the schematic space plan and
the Plans and Specifications are referred to collectively herein as the "Tenant Improvement Plans." Tenant's failure to timely approve or disapprove any component of the Tenant Improvement Plans or any revisions made after objections by Tenant shall constitute a Tenant Delay.

		(c)	The Tenant Improvements shall be of first-class quality,
shall consist of new materials, commensurate with the level of improvements for a first class facility to be used for office, warehouse, distribution and storage purposes in Anne Arundel County Maryland, and shall fully comply with the Plans and Specifications.

		(d)	Tenant hereby designates _____________________, Ace
Hardware Corporation, 2200 Kensington Court, Oak Brook, Illinois, 60523-2100, Telephone: ______________________________; Fax: ___________________
as Tenant's Representative for purposes of granting any consents or approvals by Tenant under this Work Agreement, authorizing and executing any and all documents, workletters or other writings and changes thereto needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein, and Landlord shall have the right to rely on any documents executed by such authorized party. Landlord hereby designates Geoff Lilja and __________________, either of whom may act, Opus East, L.L.C., 6707 Democracy Boulevard, Suite 510, Bethesda, Maryland 20817, Telephone: (301) 493-4444; Fax (301) 493-8410, as
Landlord's Representative for all purposes under this Work Agreement. All communications between Landlord and Tenant relating to the design and construction of the Premises shall be forwarded to or made by such party's Representative.

	3.	Changes to Tenant Improvement Plans.  	In the event that
Tenant requests any changes ("change orders") to the Tenant Improvements contained in the Outline Specifications or the Tenant Improvement Plans after the parties have approved same as set forth in Paragraph B.2 hereof, all costs and expenses incurred in connection therewith shall constitute "Improvement Costs", and all ensuing delays shall constitute Tenant Delays pursuant to Paragraph D 2 below.

C.	COST OF TENANT IMPROVEMENTS.

	1.	Tenant's Costs.  Tenant shall make payment of fifty percent
(50%) of all Tenant's Costs at the time of final approval of the Plans and Specifications. Landlord shall submit monthly statements of Improvement Costs to Tenant showing application of Tenant's prepayment as set forth above. At such time as the prepayment has been applied in its entirety, Tenant shall, within ten (10) days of receipt of Landlord's monthly statement, pay to Landlord all amounts due from Tenant in accordance with the statement.

D.	CONSTRUCTION.

	1.	Construction Supervision.  All Tenant Improvements shall be
performed by Landlord or Landlord's Contractor.

	2.	Delays.

		(a)	If Landlord shall be delayed in Finally Completing the
Premises, or in delivering the Premises to Tenant as a result of any act, neglect, failure or omission of Tenant, its employees or agents (including, without limitation, any contractor, subcontractor or materialman employed by, or on behalf of, Tenant performing work in or at the Premises), including any of the following, such delay shall be deemed a Tenant Delay:
(1) Tenant's delay in timely approving any drawings, plans or specifications; (2) Tenant's failure to provide, or delay in providing, Landlord with any other information available to Tenant requested by Landlord for the purpose of completing the Tenant Improvement Plans or the ordering of materials for the Tenant Improvements; (3) any change by Tenant (to the extent such change is permitted by this Work Agreement) in the Tenant Improvement Plans or in any other plan, specification or finish information furnished by Tenant, after the parties have approved the same;
(4) delay in the completion of work by any person (other than Landlord or the Contractor) performing work for Tenant; (5) work by, or for the benefit of Tenant, if any, not being completed on schedule which under good construction scheduling practices should be completed before some portion of the Tenant Improvements is undertaken or which otherwise interferes with Landlord undertaking the Tenant Improvements; (6) change orders; (7) Long
Lead Items (hereinafter defined); or (8) any other matter described as a Tenant Delay in the Lease or this Work Agreement. In any such event, Tenant's obligation to pay Rent shall be accelerated one day for each day of Tenant Delay.

		In addition, Tenant shall pay to Landlord, and shall indemnify and hold Landlord harmless from and against, all additional costs, expenses, damages and claims incurred by Landlord resulting from any Tenant Delay. Any costs payable by Tenant to Landlord under this Work Agreement shall constitute Additional Rent. If Tenant defaults in the payment of such Additional Rent, Landlord shall be entitled to all the remedies available for non-payment of Rent under the Lease.

		In no event shall Landlord's remedies or entitlements for the occurrence of a Tenant Delay be abated, deferred, diminished or rendered inoperative because of a prior, concurrent or subsequent delay resulting from any action or inaction of Landlord.

		(b)	In the event that any particular item or items of Tenant
Improvements is not readily available in reasonable quantities in, or for delivery to, the Baltimore/Washington industrial corridor or requires a long term lead time to procure, obtain or install, such item shall constitute a "Long Lead Item".

		(c)	At Landlord's sole election, Tenant's failure to timely
respond to a submission of plans or specifications shall be deemed an approval of Landlord's submission.

		(d)	Landlord shall not be responsible for a delay in the
completion of the Tenant Improvements, or for performing any other Lease obligations to the extent the delay is the result of an Unavoidable Delay. The term "Unavoidable Delays" means delays caused by strikes, Acts of God, lockouts, labor difficulties, riots, explosions, sabotage; accidents, shortages or inability to obtain labor or materials, legal requirements, governmental restrictions, enemy action, civil commotion, fire or other casualty or similar causes beyond the reasonable control of Landlord.



LIST OF EXHIBITS to Exhibit B of the Lease

Exhibit B-1			Intentionally Deleted

Exhibit B-2	Outline Specifications

Exhibit B-3	Schematic Space Plan

Exhibit B-4	Plans and Specifications for Tenant Improvements


EXHIBIT C to the Lease

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

	This Agreement is made as of this _____ day of ___________, 1998, by and among NationsBank, N.A., a national banking association, with a principal place of business at _________________________________________
("Lender"); Ace Hardware Corporation, a _____________________________
corporation , with a principal place of business at 2200 Kensington Court, Oak Brook, Illinois, 60523-2100 ("Tenant"); and Arundel Crossing II,
L.L.C., a Delaware limited liability company with a principal place of business at 6707 Democracy Boulevard, Suite 510, Bethesda, Maryland 20817, ("Landlord"); and consented to by Suzanne D. Stylc and Mary R. Henderson, Trustees.

W I T N E S S E T H :

	WHEREAS, Landlord owns the property located in Arundel Crossing Industrial Park in Anne Arundel County, Maryland, as more fully described in Exhibit A attached hereto and made a part hereof (the "Premises"); and

	WHEREAS, Tenant has entered into a certain deed of lease dated January ____, 1998 (the "Lease") with Landlord covering the Premises; and

	WHEREAS, the Premises are encumbered or to be encumbered by that certain first deed of trust (the "Deed of Trust"), which Deed of Trust has heretofore been or will be recorded among the Land Records of Anne Arundel County, Maryland; and

	WHEREAS, Lender has made or will make a loan to Landlord as borrower, the repayment of which is secured or will be secured by the Deed of Trust; and

	WHEREAS, Tenant has agreed that the Lease is now and shall remain subject and subordinate to the operation and effect of the Deed of Trust provided that, subject to the provisions of this Agreement, Tenant is assured that the Lease and the Tenant's rights thereunder will not be terminated or otherwise disturbed by any foreclosure of, or other action relating to, the Deed of Trust.

	NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), the receipt of which is hereby acknowledged, and in consideration of the mutual premises, covenants, and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant, and agree as follows:

1.		Subject to the terms of this Agreement, Tenant covenants and agrees that the Lease is and shall be subject and subordinate to the lien, operation and effect of the Deed of Trust and to all funds and all indebtedness which may be secured by such Deed of Trust and to all renewals, amendments, modifications, consolidations, replacements, increases, and extensions thereof, provided, however, that at any time, at the election of Lender, such Lender shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Deed of Trust.

2.			In the event it should become necessary to foreclose the
Deed of Trust pursuant to the power of sale contained therein, or by deed given in lieu of foreclosure, Lender, for itself and its successors and assigns, agrees that such foreclosure will not terminate nor otherwise disturb the Lease nor the rights of Tenant thereunder, as long as Tenant continues to pay rent as required by the Lease, and otherwise continues to perform its obligations on its part to be performed hereunder and under the Lease, and further provided that (unless waived by Lender):

			(a)	Tenant shall not be, at the time of such
foreclosure, in default beyond any applicable notice and cure period under any of the terms, covenants, or conditions of the Lease;

			(b)	Tenant shall pay rent and otherwise perform its
obligations under the Lease;

			(c)	intentionally deleted;
			(d)	Lender, its successors and assigns, and any party
acquiring title to the Premises through foreclosure or by virtue of a deed given in lieu of foreclosure (hereinafter collectively referred to as a "Successor in Interest"), shall not be liable for any act or omission of any prior landlord or liable for any breach of an agreement contained in the Lease arising prior to the date such Successor in Interest acquired title to the property;

			(e)	Such Successor in Interest shall not be bound by
any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord;

			(f)	Such Successor in Interest shall not be bound by
any amendment or modification of the Lease made after the recordation of the Deed of Trust and without the written consent of Lender or its successors or assigns;

			(g)	Except to the extent that any offset rights
contained in the Lease have already accrued, such Successor in Interest shall not be subject to any right of offset which Tenant may have against any prior landlord; and

			(h)	Such Successor in Interest shall not be liable for
damages for any act or omission of any prior landlord.

3.			Subject to the terms of this Agreement, Tenant agrees
with Landlord and Lender that in the event of a foreclosure sale of the Premises, including a conveyance to Lender by deed in lieu of foreclosure, or in the event that Landlord conveys its estate in the Premises or, in the event that Landlord's estate in the Premises passes to any other person, firm or corporation by operation of law or any other means, then in any of said events, Tenant shall promptly attorn to the purchaser at the foreclosure sale or to the grantee of the Premises from Landlord or to such other successors to Landlord's estate under all the terms, covenants, and conditions of the Lease and this Agreement and, at the request of Lender or such person or entity acquiring the Premises through or under Lender, shall execute a new lease with such person or entity on the same terms and conditions as are set forth in the Lease, except that the term of the new lease shall be for the then remaining balance of the term of the Lease.

4.			Tenant hereby warrants and represents, covenants and
agrees to and with Lender as follows:

			(a)	so long as Tenant has been given written notice of
the existence of and an address for Lender, to deliver to Lender a duplicate of each notice of default delivered to Landlord at the same time as such notice is given to Landlord;

			(b)	that Tenant is now the sole owner of the leasehold
estate created by the Lease and shall not hereafter assign the Lease or sublease the Premises except as permitted by the terms thereof, and that notwithstanding any such assignment or any sublease, Tenant shall remain primarily liable for the observance and performance of all of its agreements under the Lease except as otherwise provided therein;

			(c)	not to seek to terminate the Lease by reason of any
default of Landlord without prior written notice thereof to Lender and the lapse thereafter of  the period given to Landlord under the Lease to cure its default within which time Lender, at its option, may remedy any such default,  provided, however, that with respect to any default of Landlord under the Lease which cannot be remedied within such time, if Lender commences to cure such default within such time and thereafter diligently proceeds with such efforts, Lender shall have such time as is reasonably necessary to complete curing such default;

			(d)	to promptly certify in writing to Lender whether or
not any default on the part of Landlord then exists under the Lease or whether there are any events which, with notice or the passage of time, or both, would constitute a default of Landlord;

			(e)	to provide on fifteen (15) days written request
estoppel certificates in recordable form confirming Tenant's covenants and agreements pursuant to this Agreement and certifying to the extent true that: (i) the Lease is subordinate to the lien, operation and effect of the Deed of Trust, or is superior to the Deed of Trust (if Lender has so elected); (ii) Tenant is in full and complete possession of the Premises, stating the date on which rent commenced to accrue and the date to which it is paid; (iii) the Lease is in full force and effect, and has not been amended, modified, or superseded (except as indicated); (iv) Tenant has received no notice of any sale, transfer, pledge, or assignment of the Lease or of the rentals by the Landlord except for the assignment to Lender; (v) Tenant has not advanced any amounts to or on behalf of the Landlord under the Lease which have not been reimbursed; (vi) Tenant holds no claim against the Landlord which might be set off against accruing rentals; (vii) Tenant understands that the Lease has been collaterally assigned to Lender as security for Lender's loan; and (viii) containing such other certificates as Lender shall reasonably request; and

			(f)	Not to alter, amend or modify any of the terms,
covenants or conditions of the Lease without the prior written consent of Lender.

5.			Tenant acknowledges that the Lease has been assigned by
Landlord to Lender and agrees with Lender that, from and after the date
Lender notifies Tenant in writing that Landlord is in default under the Deed of Trust and that Lender has exercised its rights under the Assignment of Rents given by Borrower to Lender, Tenant shall promptly remit all payments due under the Lease to Lender or to any receiver appointed by or at the instance of Lender.

6.			This Agreement shall be binding upon and shall extend to
and benefit the successors and assigns of the parties hereto.

7.			This Agreement may be executed in two or more
counterparts, all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers the day and year first above written.

WITNESS/ATTEST:                    LENDER:

                                   NationsBank, a national banking association

                                   By:
Name:                              Name:
Title:                             Title:


WITNESS/ATTEST:                    TENANT:

                                   Ace Hardware Corporation, a _____________ corporation

                                   By:
Name:                              Name:
Title:                             Title:


WITNESS/ATTEST:                    LANDLORD:

                                   Arundel Crossing II, L.L.C., a
                                   Delaware limited liability company


                                   By:
Name:                              Name:
Title:                             Title:


[SIGNATURES CONTINUED ON FOLLOWING PAGE

	The trustees under the Deed of Trust hereby consent to the foregoing
Agreement.

WITNESS:



                                  Suzanne D. Stylc, Trustee


                                  Mary R. Henderson, Trustee


STATE OF 				)
COUNTY OF 	                             	)

	On this, the ____ day of _______________, 1997, before me,
_______________________, the undersigned Notary Public, personally appeared
_______________________, who acknowledged himself to be the
___________________ of NationsBank, N.A., a national banking association, and that he as such _____________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the bank by himself as _____________________.

	Witness my hand and official seal.


                                							Notary Public
My commission expires:


STATE OF 				)
COUNTY OF 				)

	On this, the ____ day of _______________, 199_, before me,
_______________________, the undersigned Notary Public, personally appeared
_______________________, who acknowledged himself to be the
___________________ of Ace Hardware Corporation, a _____________
corporation, and that he as such ___________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _____________________.

	Witness my hand and official seal.


                                							Notary Public
My commission expires:


STATE OF 				)
COUNTY OF 				)

	On this, the ____ day of _______________, 1997, before me,
_______________________, the undersigned Notary Public, personally appeared
_______________________, who acknowledged himself to be the
___________________ of Arundel Crossing II, L.L.C., a Delaware limited liability company, and that he as such ___________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as _____________________.

	Witness my hand and official seal.


                                   							Notary Public
My commission expires:

STATE OF 				)
COUNTY OF 				)

	On this, the ____ day of _______________, 199_, before me,
____________________, the undersigned Notary Public, personally appeared Suzanne D. Style, who acknowledged herself to be the Trustee identified in the foregoing instrument.

	Witness my hand and official seal.


                                  							Notary Public
My commission expires:



STATE OF 				)
COUNTY OF 				)

	On this, the ____ day of _______________, 199_, before me,
_______________________, the undersigned Notary Public, personally appeared Mary R. Henderson, who acknowledged herself to be the Trustee identified in the foregoing instrument.

	Witness my hand and official seal.


                                 							Notary Public
My commission expires:

Exhibit A To Exhibit C of the Lease

(This exhibit is a graphic representation)

Exhibits D and E to the Lease

(These exhibits are graphical representations)